EXHIBIT 1
JOINT FILING STATEMENT
PURSUANT TO RULE 13d-1(k)(1)
     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Schedule 13D to which this Agreement is attached as Exhibit 1 is filed on behalf of each of us. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Dated: February 13, 2006	ALABAMA REASSURANCE COMPANY, INC.
	By:	/s/ SCOTT M. PHELPS
	Name:	Scott M. Phelps
	Title:	President

GREENE GROUP, INC.
	By:	/s/ SCOTT M. PHELPS
	Name:	Scott M. Phelps
	Title:	Vice President

*
Paul W. Bryant, Jr.

*
W. Rodney Windham

/s/ SCOTT M. PHELPS
Scott M. Phelps

*	By:	/s/ Scott M. Phelps
Scott M. Phelps
Attorney-in-Fact

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